                                                                    EXHIBIT 10.1

                            FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 18th day of January, 2005, by and between Marina Business Center, LLC, a California limited liability company ("Landlord"), and CancerVax Corporation, a Delaware corporation ("Tenant").

                                    RECITALS

      A. Landlord (as successor in interest to Spieker Properties, LP, a California limited partnership) and Tenant are parties to that certain lease dated July 22, 1999, which lease has been previously amended by First Amendment to Lease dated October 1, 2001, by Second Amendment to Lease dated September 4, 2002, and the Third Amendment to Lease dated November 14, 2003 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space containing approximately 50,750 rentable square feet (the "Premises") described as Suite Nos. 100, 150 and the Mezzanine commonly known as Marina Business Center, 4503 Glencoe Avenue, Marina Del Rey, California 90292 (the "Building").

      B. Tenant has submitted to Landlord written plans for making certain tenant improvements to the Premises (the "Tenant Improvements") known as the Manufacturing Facility Remodel, dated October 29, 2004 (the "Plans"). Details of the Plans are incorporated herein by reference.

      C. Tenant has further requested that Landlord approve the Plans and Landlord has agreed to approve the same on the following terms and conditions.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      I.    Plans and Specifications.

            A. Tenant shall be responsible for ensuring that the Plans are compatible with the design, construction and equipment of the Building, comply with applicable Regulations and Standards (defined below), people loads, floor loads, power and plumbing, regular and HVAC needs, telephone communications, telephone and electrical outlets, lighting, light fixtures and related power, and electrical and telephone switches, B.T.U. calculations, electrical requirements and special receptacle requirements. The Plans shall also include mechanical, electrical, plumbing, structural and engineering drawings mutually satisfactory to Landlord and Tenant. Notwithstanding Landlord's review and approval of the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Plans or any revisions thereto, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in accordance therewith. Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

            B. The plans for the new emergency generator are not approved (note 3 page A1.01 of the Plans). Such Plans are hereby approved, provided that, the generator surround is constructed of the same materials and construction used on the Tenant's existing generator facility with the access as shown on the Plans moved 90 degrees to the back of the enclosure from the side.

      II.   Tenant Improvement Cost.

      The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Plans and studies; architectural and engineering fees; consulting fees in connection with obtaining U.S. Food and Drug Administration approval for the operation of the Permitted Use from the Premises; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; filing and recording fees; premiums for insurance and bonds; code compliance and related expenses triggered as a result of the construction of the Tenant Improvements; attorney's fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements.

      III.  Construction of Tenant Improvements.

            A. Tenant shall be responsible for obtaining all governmental approvals to the full extent necessary for the construction and installation of the Tenant Improvements and for Tenant's occupancy of the Premises, in compliance with all applicable Regulations. Tenant shall employ Lusardi Construction, or another Contractor that is reasonably acceptable to Landlord, to construct the Tenant Improvements in conformance with the approved Plans. The contractor shall be duly licensed.

            B. Without limiting the provisions of Paragraph 3.5 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

            C. All Tenant Improvement work to be performed on the Premises by Tenant or Tenant's contractor or agents shall be subject to the following conditions:

                  i. All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in a good workmanlike manner, and in accordance with all applicable Regulations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations. Tenant shall be responsible for ensuring that construction and installation of the Tenant Improvements will not materially affect the structural integrity of the Building.

                  ii. At reasonable times and upon reasonable notice, Landlord or Landlord's agents shall have the right to inspect the construction of the Tenant Improvements by Tenant during the progress thereof. If Landlord shall give notice of faulty construction or any other material deviation from the approved Plans, Tenant shall inform the contractor of such deviation and shall require the contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in accordance with the approved Plans.

                  iii. Unless otherwise agreed in writing by Landlord and Tenant, Tenant's construction of the Tenant Improvements shall comply with the following: (a) the Tenant Improvements shall be constructed in substantial accordance with the approved Plans, as may be amended from time to time; and (b) Tenant shall abide by all reasonable rules made by Landlord with respect to the use of freight, loading dock, and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Amendment, including, without limitation, the construction of the Tenant Improvements.

                  iv. Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

            D. Notwithstanding Section 12 of the Lease, Landlord may at Landlord's option and upon written notice to Tenant no later than 30 days after receipt of the Improvement Removal Notification Letter, require that Tenant, at tenant's expense, remove any and all Tenant Improvements made by Tenant as specified by Landlord (specifically excluding any Tenant Improvements that are not part of the Plans referenced in this Amendment) and restore the Premises by the expiration or earlier termination of this lease to the condition existing prior to the construction of such Alterations. No sooner than the 180th day prior to termination of the lease or any extension thereof, Tenant shall send a written Notification ("Improvement Removal Notification Letter") to Landlord asking the specific Tenant Improvements which will be required to be removed and restored.

      IV    Insurance Requirements.

            A. All of Tenant's contractors shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

            B. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Paragraph 8 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's contractors shall carry excess liability and Products and Completed Operation coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

            C. Certificates for all insurance carried pursuant to this Amendment must comply with the requirements of Paragraph 8 of the Lease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the contractor's equipment is moved onto the site. In the event the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's contractors shall maintain the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Paragraph IV shall insure Landlord and Tenant, as their interests may appear, as well as the contractors. All insurance maintained by Tenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. If the Tenant Improvements are not completed by December 31, 2005, and if, at that time, Landlord has a reasonable basis for concern regarding Tenant's ability to pay for the cost of the Tenant Improvements or Tenant's actual payment of said costs, Landlord may require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

      V.    Completion of Construction.

            A. Within thirty (30) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with
                  Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant' sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the contractor (a) to update the approved working drawings as necessary to reflect all changes made to the approved working drawings during the course of construction,
                  (b) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (c) to deliver to Landlord two (2) sets of copies of such record set drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, together with any and all electronic CAD drawings, and (d) to deliver to Landlord a copy of all warranties, guarantees, and operating manuals relating to all non-removable fixtures included as part of the Tenant Improvements.

            B. A default under this Amendment shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party.

            C. Without limiting the "as-is" provisions of the Lease, Tenant hereby affirms and accepts the Premises, including, without limitation, the concrete slab, the utility installations and any and all other Building systems, in their "as-is" condition and configuration and acknowledges that it has had an opportunity to inspect the Premises prior to signing this Amendment.

      VI.   Indemnification of Landlord.

            A. Landlord shall not be obligated to incur any costs in connection with the construction of the Tenant Improvements. Tenant's indemnity of Landlord, as set forth in Article 8 of the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants ("Tenant's Agents") or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements, and/or Landlord's disapproval of all or any portion of any request for payment by any of Tenant's Agents or anyone directly or indirectly employed by any of them with respect to the construction of the Tenant Improvements. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

            B. Neither Landlord nor any of Landlord's agents or consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and the obtaining of the same shall be the sole responsibility of the Tenant.

      VII   Miscellaneous.

            A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease.

            B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

            C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

            D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

            E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

            F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

            G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

MARINA BUSINESS CENTER, LLC,
a California limited liability company

By: /s/ W. Scott Dobbins
    --------------------

Print Name: W. Scott Dobbins

Title: Its Authorized Agent

TENANT:

CANCERVAX CORPORATION,
a Delaware corporation

By: /s/ David F. Hale
    -----------------

Print Name: David F. Hale

Title: President and CEO